ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY- DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation	Air Industries Group
2. Registered Agent for Service of Process: (Check only one Box)	☒ Commercial Registered Agent: CSC Service of Nevada, Inc.
Name
☐Noncommercial Registered Agent OR ☐ Office or Position with Entity
	(name and address below)		(name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Nevada
	Street Address		City	Zip Code

Nevada
	Mailing Address		City	Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)				Number of Shares without par value:
	Number of Shares with par value:	26,000,000 See Att. 1	Par value per share: $ 0.001

4. Names and Addresses of the Board of Directors/Trustees: (each Director/ Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Peter D. Rettaliata
Name
	1479 North Clinton Avenue	Bayshore	NY	11706
	Street Address	City	State	Zip Code
2) See Attachment 2
Name
	700 New York Avenue, Suite B	Huntington	NY	11743
	Street Address	City	State	Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be:
See Attachment 3
6. Name, Address and Signature of Incorporator: (attach additional page if more than incorporator)	Vincent J. McGill		☒ /s/ Vincent J. McGill
	Name		Incorporator Signature
	c/o Eaton & VanWinkle LLP 3 Park Avenue		New York	NY 10016
	Address		City	State Zipcode
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.
CSC Services of Nevada, Inc.
X By:
	Authorized Signature of Registered Agent or on Behalf of Registered Agent or on Behalf of Registered Agent Entity			Date

ATTACHMENT 1 TO

ARTICLES OF INCORPORATION

OF

AIR INDUSTRIES GROUP

3. Authorized Stock:

      The Corporation shall be authorized to issue 26,000,000 shares of capital stock, of which 25,000,000 shares shall be shares of Common Stock, $0.001 par value (“Common Stock”), and 1,000,000 shares shall be shares of Preferred Stock, $0.001 par value (“Preferred Stock”).

      Shares of Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby authorized to fix by resolution or resolutions the classes, series, and number of each class or series of stock as provided in Nevada Revised Statutes (“NRS”) 78.195, 78.1955, and 78.196, as well as prescribe the voting powers, if any, designations, powers, preferences, and the relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions thereof, of any unissued class or series of Preferred Stock; to fix the number of shares constituting such class or series; and to increase or decrease the number of shares of any such class or series, but not below the number of shares thereof then outstanding.

       Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the powers, designations, preferences, limitations, restrictions, and relative rights of any Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall entitle the holder thereof to one vote on all matters on which stockholders are entitled generally to vote, and the holders of Common Stock shall vote together as a single class.

ATTACHMENT 2 TO

ARTICLES OF INCORPORATION

OF

AIR INDUSTRIES GROUP

4. Names and Addresses of Board of Directors: (continued)

Name	Address

Michael N. Taglich	700 New York Avenue, Suite B, Huntington, NY 11743
Seymour G. Siegel	1350 Avenue of the Americas, New York, NY 10019
David J. Buonanno	8213 Bay Shore Drive West, Margate City, NJ 08402
Robert F. Taglich	700 New York Avenue, Suite B, Huntington, NY 11743
Robert C. Schroeder	700 New York Avenue, Suite B, Huntington, NY 11743
Michael Brand	4196 Majestic Circle, Medina, OH 44256

ATTACHMENT 3 TO

ARTICLES OF INCORPORATION

OF

AIR INDUSTRIES GROUP

5. Purpose:

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the laws of the State of Nevada.

ATTACHMENT 4 TO

ARTICLES OF INCORPORATION

OF

AIR INDUSTRIES GROUP

8. Board of Directors:

    The Board of Directors shall initially consist of seven members and thereafter shall consist of the number of directors that, from time to time shall be fixed by, or in the manner provided in the bylaws of the corporation. The names and addresses of the individuals who are to serve as the initial Board of Directors of the corporation until the next annual meeting of stockholders, or until their successors are duly elected and qualified are set forth in Article 4 of these Articles of Incorporation.

    Elections of directors need not be done by written ballot unless the Bylaws of the corporation shall otherwise provide.

     Each director shall serve until his successor is elected and qualified or until his death, resignation or removal; and no decrease in the authorized number of directors shall shorten the term of any incumbent director.

     Newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

      In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the NRS, these Articles of Incorporation, and any Bylaws.

9. Limitation on Liability:

      Unless otherwise provided by law, a director or officer is not individually liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his individual capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the NRS as so amended from time to time. Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VI, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

10. Indemnification:

         Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director or officer of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. The right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

         Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer of the corporation or who is serving at the request of the corporation as an officer, director or representative of any other entity or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

         Any repeal or modification of the above provisions of this Article VII, approved by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the corporation existing as of the time of such repeal or modification. In the event of any conflict between the above indemnification provisions, and any other Article of the Articles, the terms and provisions of this Article VII shall control.

11. Contracts or Other Transactions with Interested Persons:

         No contract or other transaction of the corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by: (i) the fact that any one or more of the directors or officers of the corporation is interested in or is a director or officer of such other firm or corporation; or, (ii) the fact that any director or officer of the corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the stockholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the corporation. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may in any way be interested.

12. Adoption and Amendment of By-Laws:

      The bylaws of the Corporation shall be adopted by the Board of Directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.

13. Amendments:

      The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

ROSS MILLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Registered Agent Acceptance
(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvos.gov/index.aspx?page=141

USE BLACK INK ONLY- DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of	AIR INDUSTRIES GROUP
Name of Represented Business Entity

I,	CSC Services of Nevada, Inc.	am a:
Name of Appointed Registered Agent   OR   Represented Entity Serving as Own Agent*

(complete only one)

a)☒ commercial registered agent listed with the Nevada Security of State,

b)☐ noncommercial registered agent with the following address for service of process:

Nevada
Street Address	City	Zip Code

Nevada
Mailing Address (if different from street address)	City	Zip Code

c)☐ represented entity accepting own service of process at the following address:

Title of Office or Position of Person in represented Entity

Nevada
Street Address	City	Zip Code

Nevada
Mailing Address (if different from street address)	City	Zip Code

and hereby state that on	June 3, 2013	I accepted the appointment as registered agent for the above named business entity.
Date.

X By: /s/ Judith Reyes	Judith Reyes Assistant Secretary	6/03/13
Authorized Signature of R.A. or on Behalf of R.A. Company		Date

*If changing Registered Agent when reinstating, officer's Signature required.
X
Date

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that AIR INDUSTRIES GROUP, did on July 9, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 10, 2013.

/s/ Ross Miller
ROSS MILLER
Secretary of State

Certified By: G Ramos
Certificate Number: C20130709-2335
You may verify this certificate
online at http://www.nvsos.gov/